UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 22, 2022
Dream Finders Homes, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39916	85-2983036
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

14701 Phillips Highway, Suite 300 Jacksonville , Florida	32256
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (904) 644-7670
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock	DFH	Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01(d)    Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On September 22, 2022, Dream Finders Homes, Inc. (the “Company”) provided written notice to The Nasdaq Stock Market LLC that the Company expects to voluntarily cease trading on The Nasdaq Global Select Market (“NASDAQ”) and intends to transfer its listing to the New York Stock Exchange (“NYSE”) to commence trading on October 10, 2022. The last day of trading on NASDAQ is expected to be October 7, 2022. The Company’s Class A common stock has been approved for listing on the NYSE and will continue to trade under the stock symbol “DFH.”

A copy of the press release issued by the Company in connection with its move from NASDAQ to the NYSE is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01(d) Financial Statements and Exhibits.

(d) Exhibits.

Number	Description
99.1	Press Release dated September 22, 2022
104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DREAM FINDERS HOMES, INC.

	By:	/s/ Robert E. Riva

Robert E. Riva
Vice President, General Counsel and Corporate Secretary

Date: September 22, 2022